AMENDMENT TO INVESTMENT AGREEMENT

This amendment (this “Amendment”), dated as of June 17, 2011, amends that certain Investment Agreement, dated as of May 26, 2011 among First BanCorp (the “Company”), a Puerto Rico chartered financial holding company, and Thomas H. Lee (Alternative) Fund VI, L.P. (the “Investor”).

1. Pursuant to Section 12.12 of the Agreement, the Company and the Investor hereby agree to amend the Agreement by replacing the first sentence of Section 4.1 of the Agreement in its entirety with the following:

“Unless the NYSE informs the Company that the NYSE rules (including Rule 312.03 of the listed company rules) do not require (whether because the NYSE requirement has been satisfied by prior stockholder approvals, or because of an exception, a waiver or otherwise) approval by the Company’s stockholders of the transactions that are the subject of the Investor Agreements, by June 22, 2011, the Company will file with the SEC a preliminary proxy statement relating to a stockholders meeting at which the Company’s stockholders will be asked to approve the transactions that are the subject of the Investor Agreements.”

2. Except as and to the extent expressly modified by this Amendment, the Agreement shall remain in full force and effect in all respects and the provisions of Article 12 of the Agreement shall apply, mutatis mutandis, to this Amendment.

3. This Amendment and all disputes arising out of or relating to this Amendment and the subject matter hereof or the actions of the parties hereto in the negotiation, execution, administration, performance or nonperformance, enforcement, interpretation, termination and construction hereof and all matters based upon, arising out of or related to any of the foregoing (whether based on contract, tort or otherwise), including all matters of construction, validity and performance, shall be governed by and construed in accordance with the internal laws, both procedural and substantive, of the State of New York, without regard to conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would apply the laws of any jurisdiction other than the State of New York.

4. This Amendment may be executed in two or more counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this Agreement, but all of them together will constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Investors have executed this Amendment, intending to be legally bound by it, as of the day shown on the first page of this Amendment.

FIRST BANCORP

By: /s/ Lawrence Odell
Title: Lawrence Odell
General Counsel, EVP

INVESTOR:

THOMAS H. LEE (ALTERNATIVE) FUND VI, L.P.

By: THL Advisors (Alternative) VI, L.P., its general partner

By: Thomas H. Lee Advisors (Alternative) VI, Ltd., its general partner

By: /s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Director